Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Akebia Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.00001 par value per share	Other	34,361,685 (2)	$1.05 (3)	$36,079,770 (3)	$110.20 per $1,000,000	$3,976

Total Offering Amounts					$36,079,770		$3,976

Total Fee Offsets							—

Net Fee Due							$3,976

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional securities that may from time to time be offered or issued to prevent dilution from stock splits, stock dividends or similar transactions.

(2)

Consists of a number of shares issuable under the 2023 Stock Incentive Plan (“2023 Plan”) equal to the sum of: (i) 10,000,000 shares of the registrant’s common stock (“Common Stock”) and (ii) such additional number of shares of Common Stock (up to 24,361,685) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the 2014 Incentive Plan, as amended (the “2014 Plan”), that remain available for grant under the 2014 Plan (including any shares that remain available for grant under the 2014 Plan as a result of a plan that was assumed by the registrant pursuant to Section 4(c) of the 2014 Plan) immediately prior to the date that the 2023 Plan was approved by the registrant’s stockholders and (y) the number of shares of Common Stock subject to awards granted under the 2014 Plan (including any shares granted under the 2014 Plan as a result of a plan that was assumed by the registrant pursuant to Section 4(c) of the 2014 Plan) that are outstanding as of the date that the 2023 Plan was approved by the registrant’s stockholders and which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the registrant at their original issuance price pursuant to a contractual repurchase right.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the registrant’s Common Stock as reported on the Nasdaq Capital Market on May 31, 2023.